  As filed with the Securities and Exchange Commission on September 28, 1999.
                                                 Registration No. 333-__________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         _____________________________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         _____________________________

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


          Texas                                           75-1031831
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
         (Address, including zip code, of principal executive offices)

                     Frozen Food Express Industries, Inc.
                  1992 Incentive and Nonstatutory Option Plan
                           (Full title of the plan)

                             Stoney M. Stubbs, Jr.
                     Frozen Food Express Industries, Inc.
                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
                                (214)-630-8090
(Name, address, and telephone number, including area code, of agent for service)

                                   Copy To:
                                Alan G. Harvey
                               Baker & McKenzie
                         2001 Ross Avenue, Suite 4500
                              Dallas, Texas 75201

                         _____________________________

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed              Proposed
Title of securities to be registered (1)    Amount to be      maximum offering         maximum              Amount of
                                             registered      price per share(2)    aggregate offering    registration fee
                                                                                       price (2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.50 par value              300,000 Shares         $5.71875              $1,715,625             $477
==========================================================================================================================

(1) Shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on September 24, 1999, as reported on the Nasdaq National Market System.

                          INCORPORATION BY REFERENCE


     The 300,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended as of February 11, 1999, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on June 9, 1992, Registration No. 33-48494, the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 19, 1995, Registration No. 33-59461, and the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on October 17, 1997, Registration No. 333-38133, are incorporated by reference herein.

Item 8.     Exhibits.
            --------

The following are filed as exhibits to this Registration Statement:

Exhibit No.    Description
----------     -----------

4.1 Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006).

4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, SEC File No. 1-10006).

4.3 Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (incorporated herein by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-48494)).

4.4 Amendment to Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (incorporated herein by reference from Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Reg. No. 333-38133)).

4.5 Amendment No. 2 to Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (incorporated herein by reference from Exhibit 4.5 to the Company's Registration Statement on Form S-8 (Reg. No. 333-38133)).

4.6 Amendment No. 3 to Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan.*

5              Opinion of Baker & McKenzie.*

23.1           Consent of Baker & McKenzie (See Exhibit 5).*

23.2           Consent of Arthur Andersen LLP*

24 Power of Attorney (included on the signature page of the Registration Statement).*

* filed herewith

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 24, 1999.

                                   Frozen Food Express Industries, Inc.

                                   By: /s/ F. DIXON MCELWEE, JR.
                                      ------------------------------------
                                      F. Dixon McElwee, Jr.
                                      Senior Vice President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr. to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr., and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Name                                    Title                          Date
        ----                                    -----                          ----
/s/ STONEY M. STUBBS, JR.         Chairman of the Board of Directors     September 24, 1999
--------------------------------  and  President (Principal Executive
Stoney M. Stubbs, Jr.             Officer)

/s/ F. DIXON MCELWEE, JR.         Senior Vice President and Director     September 24, 1999
--------------------------------  (Principal Financial and Accounting
F. Dixon McElwee, Jr.             Officer)

/s/ CHARLES G. ROBERTSON          Executive Vice President and Director  September 24, 1999
--------------------------------
Charles G. Robertson

/s/ EDGAR O. WELLER               Vice Chairman of the Board of          September 24, 1999
--------------------------------  Directors
Edgar O. Weller

/s/ W. MIKE BAGGETT               Director                               September 24, 1999
--------------------------------
W. Mike Baggett

/s/ BRIAN R. BLACKMARR            Director                               September 24, 1999
--------------------------------
Brian R. Blackmarr

/s/ LEROY HALLMAN                 Director                               September 24, 1999
--------------------------------
Leroy Hallman

/s/ T. MICHAEL O'CONNOR           Director                               September 24, 1999
--------------------------------
T. Michael O'Connor

                                 Exhibit Index

Exhibit No.         Description                                             Page
-----------         -----------                                             ----

4.1 Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006).

4.2                 Bylaws of the Company, as amended
                    (incorporated herein by reference from
                    Exhibit 3.2 to the Company's Annual Report on
                    Form 10-K for the fiscal year ended December
                    31, 1998, SEC File No. 1-10006).

4.3 Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (incorporated herein by reference from
                    Exhibit 4.3 to the Company's Registration
                    Statement on Form S-8 (Reg. No. 33-48494)).

4.4 Amendment to Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (incorporated herein by reference from Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Reg. No. 333-38133)).

4.5                 Amendment No. 2 to Frozen Food Express
                    Industries, Inc. 1992 Incentive and
                    Nonstatutory Option Plan (incorporated herein by reference from Exhibit 4.5 to the Company's Registration Statement on Form S-8
                    (Reg. No. 333-38133)).

4.6                 Amendment No. 3 to Frozen Food Express
                    Industries, Inc. 1992 Incentive and
                    Nonstatutory Option Plan.*

5                   Opinion of Baker & McKenzie.*

23.1                Consent of Baker & McKenzie (See Exhibit 5).*

23.2                Consent of Arthur Andersen LLP*

24 Power of Attorney (included on the signature page of the Registration Statement).*

* filed herewith